ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.

Article 1. Name. The name of the Corporation is MIMEDX GROUP, INC.

Article 2. State of Organization. The Corporation is organized pursuant to the provisions of the Florida Business Corporation Act (the “Act”).

Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 105,000,000 shares of capital stock, of which 100,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

The designations and the preferences, conversion and other rights, voting powers, restrictions, provisions as to dividends, qualifications, redemption rights and other terms and conditions of the shares of each class of stock are as follows:

3.1 Preferred Stock. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, provisions as to dividends, qualifications, redemption rights and any other terms and conditions shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment to these Articles of Incorporation shall be filed shall be filed with the Department of State of the State of Florida as required by law to be filed with respect to the issuance of such Preferred Stock, prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment to these Articles of Incorporation which are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, provisions as to dividends, qualifications, redemption rights or other terms and conditions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(a)	the annual dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(b)	whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(c)	the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(d)
whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(e)	whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(f)	the rights of the shares of stock series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(g)	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.
3.2 Common Stock. Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article 3, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law, including, but not limited to, the following rights and privileges:

(a)	dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(b)	the holders of Common Stock shall have the right to vote for the election of Directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(c)
upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Article 5. Principal Office. The initial principal office of the Corporation shall be at 1234 Airport Road, Suite 105, Destin, Okaloosa County, Florida 32541.

Article 6. Director’s Liability. No Director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a Director, by reason of any act or omission, except that this provision shall not eliminate or limit the liability of a Director for liabilities of a Director imposed by Section 607.0831 of the Act.

Article 7. No Preemptive Rights. No holder of any of the shares of any class of stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of stock of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of stock of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of stock of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

Article 8. Indemnification. Each person who is or was a Director or Officer of the Corporation, and each person who is or was a Director or Officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Florida and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a Director or Officer of this Corporation or of such other enterprises.

The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any liability, including obligations to pay a judgment, settlement, penalty, fine (including and excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred (including attorneys’ fees), to the fullest extent permitted by law, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Notwithstanding anything contained herein to the contrary, this Article is intended to provide indemnification to each Director and Officer of the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said statute permitted the Corporation to provide prior thereto). Neither any amendment nor repeal of this Article 8 shall eliminate or reduce the effect of this Article 8, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Article 8, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Article 9. Special Meeting of Shareholders. Special meetings of the shareholders for any purpose may be called at the request in writing of shareholders owning not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting by delivering one or more written demands for the meeting which are signed, dated and delivered to the Secretary of the Corporation and describe the purposes for which the meeting is to be held.

Article 10. Board Vacancies. Any vacancies occurring on the Board of Directors for any reason (including death, resignation, disqualification, removal or other causes) and any newly created directorships resulting from an increase in the authorized number of Directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies or newly created directorships shall be filled by the shareholders of the Corporation.

Article 11. Incorporator. The name and the address of the Incorporator is Steve Gorlin, 1234 Airport Road, Suite 105, Destin, Okaloosa County, Florida 32541.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation effective as of February 28, 2008.

By:	/s/ Steve Gorlin
Name:	Steve Gorlin
Title:	Incorporator

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1.	The name of the corporation is MiMedx Group, Inc. (the “Corporation”).

2.
Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Corporation filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008 (as amended, the “Amended Articles”).

3.	These Articles of Amendment were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 607.1003 of the Act March 31, 2010.

4.
These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock of the Corporation in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on May 11, 2010.

5.	The Amended Articles are hereby amended by deleting Article 10 in its entirety, and inserting the following text in lieu thereof:

(a)
The number of directors shall consist of not less than three members, the exact number of which shall be fixed from time to time by resolution adopted by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall be natural persons 18 years of age or older, but need not be residents of the State of Florida or shareholders of the Corporation.

(b)
The members of the Board of Directors elected at the 2010 annual meeting of Shareholders shall be divided into three classes, designated as Class I, Class II, and Class III as specified in the resolution adopted by Shareholders at such meeting. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Class I directors elected at the 2010 annual meeting of Shareholders shall be deemed elected for a three-year term, Class II directors for a two-year term, and Class III directors for a one-year term. Each director shall hold office until the next annual meeting of Shareholders upon which his/her term expires and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal. At each succeeding annual meeting of Shareholders, successor directors to the Class of directors whose term expires at that annual meeting of Shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible.

(c)
Any vacancies occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies shall be filled by the Shareholders of the Corporation. A director elected to fill a vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall hold office until the next annual meeting of Shareholders upon which his/her term expires and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal.

(d)
A director may be removed from office only for cause as hereinafter defined and at a meeting of Shareholders called expressly for that purpose by a vote of the holders of 66-2/3% of the shares cast that are entitled to vote at an election of directors. For purposes of this provision, “cause" shall mean (i) a conviction of a felony regardless of whether it relates to the Corporation or its securities; (ii) declaration of incompetency or unsound mind by court order; or (iii) commission of an action that constitutes intentional misconduct or a knowing violation of law that, in either case, results in a material injury to the Corporation.”

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on May 14, 2010.

MIMEDX GROUP, INC.

By:	/s/ Parker H. Petit
Name:	Parket H. Petit
Its:	Chairman & CEO
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1.	The name of the corporation is MiMedx Group, Inc. (the “Corporation”).

2.
Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Corporation filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, (as amended, the “Amended Articles”).

3.	These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on November 14, 2011, in accordance with the provisions of Section 607.1003 of the Act.

4.
These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock of the Corporation in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on December 14, 2011.

5.	The Amended Articles are hereby amended by deleting the first paragraph of Article 3 in its entirety, and inserting the following text in lieu thereof:

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on August 8, 2012.

MIMEDX GROUP, INC.

By:	/s/ Michael J. Senken
Name:	Michael J. Senken
Its:	Chief Financial Officer
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1.	The name of the corporation is MiMedx Group, Inc. (the “Corporation”).

2.
Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Corporation filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012 (as amended, the “Amended Articles”).

3.	These Articles of Amendment were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 607.1003 of the Act on August 2, 2012.

4.
These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock of the Corporation in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on October 31, 2012.

5.	The Amended Articles are hereby amended by deleting the first paragraph of Article 3 in its entirety, and inserting the following text in lieu thereof:
Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 135,000,000 shares of capital stock, of which 130,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on October 31, 2012.

MIMEDX GROUP, INC.

By:	/s/ Roberta L. McCaw
Name:	Roberta l. McCaw
Its:	Secretary

Articles of Amendment to the Articles of Incorporation
of
MiMedx Group, Inc.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1.    The name of the corporation is MiMedx Group, Inc. (the “Company”).

2.    Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Company filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on October 31, 2012 (as amended, the “Amended Articles”).

3.    These Articles of Amendment were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 607.1003 of the Act on March 24, 2015.

4.    These Articles of Amendment were duly approved by the shareholders of Company in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on May 14, 2015.

5.    The Amended Articles are hereby amended by deleting the first paragraph of Article 3 in its entirety, and inserting the following text in lieu thereof:

"Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 155,000,000 shares of capital stock, of which 150,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on May 15, 2015.

MIMEDX GROUP, INC.
By: /s/ Alexandra O. Haden
Name: Alexandra O. Haden
Its: Secretary